UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALCO STORES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

ALCO STORES, INC. ANNUAL MEETING OF STOCKHOLDERS ADJOURNED UNTIL AUGUST 29, 2014

Coppell, TX (July 30, 2014) — ALCO Stores, Inc. (Nasdaq: ALCS) (the “Company”) today announced that today’s Annual Meeting of Stockholders was convened and adjourned until 8:59 a.m., local time on August 29, 2014 at the offices of the Company’s legal counsel, Norton Rose Fulbright, located at 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201. No vote was taken regarding the proposals before the Company’s stockholders.

The Company is adjourning the Annual Meeting to provide the Board of Directors with additional time to complete its inquiry into whether any individual, entity or group became an “Acquiring Person” under the terms of the Company’s Amended and Restated Rights Agreement (the “Rights Agreement”). Once the Board of Directors has completed that inquiry and determined its course of action with respect to the Rights Agreement, and made appropriate disclosure to the Company’s stockholders regarding the Rights Plan and any other material developments that may occur during the adjournment of the Annual Meeting, the Company’s stockholders will be in a position to cast their ballots on the important matters before the Annual Meeting on a fully informed basis.

About ALCO Stores, Inc.

Founded in 1901, ALCO is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America.  The Company has 198 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices.  ALCO is proud to have continually provided friendly, personal service to its customers for the past 113 years.  ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas.  To learn more about the Company visit www.ALCOstores.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material with respect to the matters to be considered at the Company’s 2014 annual meeting of stockholders.  The Company filed a proxy statement with the SEC regarding the annual meeting on June 30, 2014.  Additionally, the Company files annual, quarterly and current reports, proxy and information statements and other information with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain free copies of such documents filed with the SEC at the SEC’s web site, www.sec.gov.  In addition, stockholders may obtain free copies of the documents filed with the SEC by ALCO through the Investor Relations section of our website, located at www.alcostoresinc.com/investors.aspx, or by requesting them in writing or by telephone from the Company at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75109, (469) 322-2900.

Participants in Solicitation

The Company and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the Company’s 2014 annual meeting of stockholders.  Information regarding the interests of the Company’s directors and executive officers in the solicitation of proxies is included in the Company’s proxy statement and annual report on Form 10-K for the fiscal year ended February 2, 2014.

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms.  You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance.  Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially.  Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2014, and its subsequent quarterly reports on Form 10-Q.  The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

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For more information, contact:

Brian Assmus

Vice President – Controller

469-322-2900 X1072

email: bassmus@alcostores.com

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com